Series 1
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees except Mr. Gupta served as trustees to the fund prior to the shareholder meeting.

-------------------------------- --------------- ------------- -----------------
            TRUSTEE                   FOR          WITHHELD     PERCENTAGE FOR
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
JOHN J. BRENNAN                  1,772,819,339    36,611,554            98.0%
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
CHARLES D. ELLIS                 1,773,684,241    35,746,652            98.0
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
RAJIV L. GUPTA                   1,765,615,716    43,815,177            97.6
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
JOANN HEFFERNAN HEISEN           1,773,263,714    36,167,180            98.0
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
ALFRED M. RANKIN, JR.            1,774,063,002    35,367,891            98.0
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
J. LAWRENCE WILSON               1,770,888,452    38,542,441            97.9
-------------------------------- --------------- ------------- -----------------
* Results are for all funds within the same trust.

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

----------------- -------------- -------------- --------------- -------------
       FOR             AGAINST       ABSTAIN        BROKER       PERCENTAGE
                                                   NON-VOTES         FOR
----------------- -------------- -------------- --------------- -------------
----------------- -------------- -------------- --------------- -------------
1,284,443,262       72,582,813     43,845,098     57,053,516         88.1%
----------------- -------------- -------------- --------------- -------------

NOTE: Vote tabulations are rounded to the nearest whole number.